Exhibit 5.1
2001 Ross Avenue Suite 900 Dallas, Texas 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON london	NEW YORK PALO ALTO RIYADH SAN FRANCISCO Singapore WASHINGTON

                          , 2023

BKV Corporation

1200 17th Street, Suite 2100

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel for BKV Corporation, a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company of up to                  shares of its Common Stock, par value $0.01 per share (the “Common Stock”), including up to                  shares of Common Stock issuable upon exercise by the underwriters of an option to purchase additional shares of Common Stock, pursuant to a prospectus (the “Prospectus”) forming a part of a registration statement on Form S-1 (File No. 333-268469) (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on November 18, 2022 under the Securities Act of 1933, as amended (the “Securities Act”), as described in the Registration Statement. At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

The term “Common Stock” shall include any additional shares of common stock of the Company registered pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement.

In our capacity as your counsel in the connection referred to above and as a basis for the opinion hereinafter expressed, we have examined (i) the form of underwriting agreement filed as an exhibit to the Registration Statement, (ii) the form of Second Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement, (iii) the form of Amended and Restated Bylaws of the Company, filed as an exhibit to the Registration Statement, (iv) records of proceedings of the Company’s Board of Directors, including committees thereof, with respect to the filing of the Registration Statement and the issuance of the Common Stock, (v) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, (vi) the Registration Statement and the Prospectus and (vii) statutes and other instruments and documents as we have deemed necessary or advisable for the purpose of rendering the opinion hereinafter expressed.

BKV Corporation	- 2 -	, 2023

In connection with the opinion hereinafter expressed, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in the forms filed as exhibits to the Registration Statement, will have become effective; (iii) all Common Stock will be issued and sold in the manner stated in the Registration Statement and the Prospectus; (iv) a definitive underwriting agreement, in the form filed as an exhibit to the Registration Statement, with respect to the sale of shares of Common Stock offered in the Offering will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (v) the certificates, if any, for the Common Stock will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock, or, if uncertificated, valid book-entry notations will have been made in the stock register of the Company in accordance with the provisions of the governing documents of the Company.

In addition, in giving the opinion hereinafter expressed, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby, and we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that such original copies are authentic and complete and that all information submitted to us was accurate and complete.

Based upon and subject to the foregoing, we are of the opinion that when such Common Stock has been issued and delivered in accordance with the terms of a definitive underwriting agreement approved by the Board of Directors of the Company upon payment of the consideration therefor provided for therein, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws, in each case, as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,